American High-Income Trust
333 South Hope Street
Los Angeles, California 90071

Telephone (213) 486-9200
Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$395,834
Class B	$17,748
Class C	$41,522
Class F1	$55,009
Class F2	$12,899
Total	$523,012
Class 529-A	$6,791
Class 529-B	$744
Class 529-C	$2,412
Class 529-E	$362
Class 529-F1	$321
Class R-1	$617
Class R-2	$5,982
Class R-3	$9,978
Class R-4	$6,580
Class R-5	$7,802
Class R-6	$2,936
Total	$44,525

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	0.3947
Class B	0.3540
Class C	0.3513
Class F1	0.3920
Class F2	0.4053
Class 529-A	0.3907
Class 529-B	0.3487
Class 529-C	0.3489
Class 529-E	0.3760
Class 529-F1	0.4020
Class R-1	0.3506
Class R-2	0.3515
Class R-3	0.3757
Class R-4	0.3916
Class R-5	0.4076
Class R-6	0.4101

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	$1,007,538
Class B	$46,629
Class C	$118,726
Class F1	$137,309
Class F2	$35,052
Total	$1,345,254
Class 529-A	$18,362
Class 529-B	$2,131
Class 529-C	$7,292
Class 529-E	$1,000
Class 529-F1	$843
Class R-1	$1,824
Class R-2	$17,670
Class R-3	$26,397
Class R-4	$17,517
Class R-5	$18,524
Class R-6	$8,387
Total	$119,947

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	10.95
Class B	10.95
Class C	10.95
Class F1	10.95
Class F2	10.95
Class 529-A	10.95
Class 529-B	10.95
Class 529-C	10.95
Class 529-E	10.95
Class 529-F1	10.95
Class R-1	10.95
Class R-2	10.95
Class R-3	10.95
Class R-4	10.95
Class R-5	10.95
Class R-6	10.95